UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2007

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Form 8-K and the Exhibits hereto include “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the actions and decisions of Delta’s creditors and other third parties with continuing interests arising in connection with Delta’s Chapter 11 proceedings; the cost of aircraft fuel; the impact that Delta’s indebtedness will have on its financial and operating activities and its ability to incur additional debt; the restrictions that financial covenants in Delta’s financing agreements will have on its financial and business operations; labor issues; interruptions or disruptions in service at one of Delta’s hub airports; Delta’s increasing dependence on technology in its operations; Delta’s ability to retain management and key employees; the effects of terrorist attacks; and competitive conditions in the airline industry.

In addition, fresh start reporting adjustments reflect a preliminary allocation of fair value and may be subject to additional adjustments within one year after emergence in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”. Estimates of fair value are based primarily on independent appraisals and valuations and are inherently subject to uncertainties beyond the control of Delta.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of June 13, 2007, and which Delta has no current intention to update.

ITEM 7.01 Regulation FD Disclosure.

Investor Update

Delta Air Lines, Inc. today issued an Investor Update, which provides updated guidance for the June 2007 quarter. This information is attached as Exhibit 99.1 hereto.

Fresh Start Reporting Update

Delta today also provided updated information, attached hereto as Exhibit 99.2, regarding the estimated impact that the adoption of fresh start reporting as a result of Delta’s emergence from bankruptcy will have on its financial statements for the two month period ending June 30, 2007 and the eight month period ending December 31, 2007.

On May 2, 2007, Delta furnished on Exhibit 99.1 (the “May 2 Exhibit”) to a Current Report on Form 8-K information regarding the projected financial impact on its financial statements of certain non-cash accounting events, including the adoption of fresh start reporting. In the May 2 Exhibit, Delta stated that the estimates relating to the adoption of fresh start reporting were subject to change and excluded the impact of a possible change in accounting for its SkyMiles® Frequent Flyer Program (“SkyMiles Program”), which Delta was then evaluating.

Exhibit 99.2 to this Form 8-K includes a description of a change in accounting for the SkyMiles Program due to Delta’s adoption of fresh start reporting, the impact of fresh start reporting on Delta’s fuel hedging gains and a refinement of preliminary estimates of the amortization of intangible assets and other fresh start reporting adjustments. This information updates the fresh start reporting section of the May 2 Exhibit but does not affect sections of the May 2 Exhibit that discuss Share-Based Compensation Expense or Accounting Reclassification Items.

Other Important Notes

In accordance with general instruction B.2 of Form 8−K, the information in this report (including in Exhibits 99.1 and 99.2) that is being furnished pursuant to Item 7.01 of Form 8−K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act, as amended, or otherwise subject to liabilities of that section, nor shall that information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 8.01 Other Events.

Delta today issued a press release announcing that it had entered into an amended and restated Visa/MasterCard credit card processing agreement that, among other things, resulted in the release by the credit card processor (the “Processor”) of the holdback under the agreement and extended the term of the agreement to October 31, 2008. A copy of the press release is attached as Exhibit 99.3.

Prior to the amendment, the Processor was permitted to withhold payment from our receivables of an amount (“Reserve”) that was generally equal to the Processor’s potential liability for tickets purchased with Visa or MasterCard which have not yet been used for travel (the “unflown ticket liability”).  The Processing Agreement also allowed Delta to substitute a letter of credit, which was issued by Merrill Lynch, for a portion of the Reserve equal to the lesser of $300 million and 45% of the unflown ticket liability.

Including the letter of credit, the Reserve, which adjusts daily, totaled approximately $1.1 billion. On May 31, 2007, Delta and the Processor entered into a letter agreement pursuant to which the Processor surrendered the letter of credit and correspondingly reduced the amount of the Reserve. On June 8, 2007, Delta and the Processor entered into the amended and restated agreement (the “Amended Agreement”), under which the Processor returned to Delta the remaining amount of the Reserve (approximately $800 million).

The Amended Agreement provides that no future holdback of receivables or Reserve is required except in certain circumstances including events that in the reasonable determination of the Processor would have a material adverse effect on Delta.

Further, if either Delta or the Processor determines not to extend the term of the Amended Agreement beyond October 31, 2008, then the Processor may maintain a holdback or Reserve during the period of 90 days before the expiration date, equal to approximately 100% of the value of tickets for which Delta had received payment under the Amended Agreement, but which have not been used for travel, unless Delta has unrestricted cash above a level specified in the Amended Agreement. Such a Reserve would be released to Delta following termination as tickets are used for travel.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Investor Update (June 13, 2007)
Exhibit 99.2	Information Regarding Non-Cash Accounting Events
Exhibit 99.3	Press Release dated June 13, 2007 titled “Delta Air Lines Amends Credit Card Processing Agreement”

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Edward H. Bastian
Date: June 13, 2007	Edward H. Bastian Executive Vice President - Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Investor Update (June 13, 2007)

Exhibit 99.2	Information Regarding Non-Cash Accounting Events

Exhibit 99.3	Press Release dated June 13, 2007 titled “Delta Air Lines Amends Credit Card Processing Agreement”